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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       APRIL 14, 2000



                          JUPITER COMMUNICATIONS, INC.
               (Exact name of registrant as specified in charter)



          DELAWARE                 000-27537                    11-3497726
(State or other jurisdiction      (Commission                  (IRS Employer
      of incorporation)           File Number)               Identification No.)



627 BROADWAY, NEW YORK, NEW YORK                                   10012
(Address of principal executive offices)                         (Zip Code)




Registrant's telephone number, including area code     (212) 780-6060



                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)



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Item 2            ACQUISITION OR DISPOSITION OF ASSETS

                  On April 14, 2000, Jupiter Communications, Inc. ("Jupiter") completed its acquisition of Net Market Makers, a California corporation ("NMM"), pursuant to a Stock Purchase Agreement, dated as of February 28, 2000 (the "Stock Purchase Agreement"), among Jupiter, NMM and the shareholders of NMM listed on Schedule I thereto (the "NMM Shareholders"). The acquisition was accomplished through the purchase from the NMM Shareholders of all the issued and outstanding shares of capital stock of NMM (the "NMM Shares") for consideration consisting of an aggregate of approximately $20.5 million in cash and 274,680 shares of common stock of Jupiter. The amount of such consideration was determined based upon arm's-length negotiations between Jupiter and the NMM Shareholders. Jupiter used a portion of the proceeds received from its initial public offering to acquire the NMM Shares. A copy of the Stock Purchase Agreement was previously filed with the Securities and Exchange Commission and is incorporated herein by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 30, 2000.


Item 7            FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of business acquired.

                  To be filed by amendment.

         (b)      Pro forma financial statements.

                  To be filed by amendment.

         (c)      Exhibits.

                  2.1 Stock Purchase Agreement, dated as of February 28, 2000, among Jupiter Communications, Inc., Net Market Makers and the shareholders of Net Market Makers listed on Schedule I thereto (Incorporated by reference to the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 30, 2000).


                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                    Jupiter Communications, Inc.


Date:  April 21, 2000                               /s/ Jean Robinson
                                                    ----------------------------
                                                    Jean Robinson
                                                    Chief Financial Officer

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